                                                    T. E. LOTT & COMPANY

EXHIBIT 23

                                                  CONSENT OF INDEPENDENT
                                             REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration  Statements of The First Bancshares,  Inc.,
on Form S-8 (Registration  No. 333-97001 and 333-81264) of our report dated January 25, 2006 (February 22, 2006, as to Note R) on the 2005 consolidated  financial statements  of The First  Bancshares,  Inc.,  which report is included in the 2005 Annual Report on Form 10-KSB of The First Bancshares, Inc.

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi
March 28, 2005